Exhibit 10.4

LEASE AGREEMENT

Basic Lease Provisions

1.01	Premises:	3551 Plano Parkway, Suite 100, The Colony, Texas 75056

1.02	Lease Term:	The Term of this Lease shall be one hundred twenty (120) months

1.03	Base Rental:

Term (Months)	Annual Base Rental Rate/RSF	Monthly Base Rental
1-3	$0.00	$0.00*
4-12	$17.50 NNN	$27,381.67
13-24	$17.50 NNN	$27,381.67
25-36	$18.00 NNN	$28,164.00
37-48	$18.00 NNN	$28,164.00
49-60	$18.50 NNN	$28,946.33
61-72	$18.50 NNN	$28,946.33
73-84	$19.00 NNN	$29,728.67
85-96	$19.00 NNN	$29,728.67
97-108	$19.50 NNN	$30,511.00
109-120	$19.50 NNN	$30,511.00
Description	Amount	Expires
TI Allowance	$300,000	12/31/2017

*In addition to the abatement of Monthly Base Rental during the first three (3) months of the Term, Landlord shall abate the payment by Tenant of Operating Expenses and Electrical Expenses during said three (3) month period.

1.04	Base Year:	2017

1.05	Tenant’s Proportionate Share:	49.24% (based upon a building containing 38,130 rentable square feet)

1.06	Security Deposit:	$0.00 (to be deposited upon Tenant’s execution of this Lease).

1.07	Notice Addresses:

Landlord:	A&H Properties Partnership	Tenant:	Rave Restaurant Group, Inc
	510 Regal Row		3551 Plano Parkway, Suite 100
	Dallas, Texas 75247		The Colony, Texas 75056

1.08	Exhibits:	Exhibit “1”	Terms and Conditions
		Exhibit “A”	Premises
		Exhibit “B”	Land
		Exhibit “C”	Rules and Regulations
		Exhibit “D”	Parking
		Exhibit “E”	Work Letter

In consideration of the mutual covenants and agreements set forth in this Lease, and other good and valuable consideration, Landlord does hereby demise and lease to Tenant, and Tenant does hereby lease from Landlord, the Premises upon the terms and conditions stated in these Basic Lease Provisions and all Exhibits.

EXECUTED this 1st day of Nov, 2016.

Landlord:		Tenant:

A&H PROPERTIES PARTNERSHIP a Texas partnership		RAVE RESTAURANT GROUP, INC., a Texas corporation

By:	/s/ Ali Khoshgowari	By:	/s/ Clinton Coleman
Ali Khoshgowari
	General Partner	Name:	Clinton Coleman

		Title:	Chief Executive Officer

Exhibit I

TERMS AND CONDITIONS

EXHIBIT A	PREMISES
EXHIBIT B	LAND
EXHIBIT C	RULES AND REGULATIONS
EXHIBIT D	PARKING
EXHIBIT E	WORK LETTER

OFFICE LEASE AGREEMENT

1.  DEFINITIONS AND BASIC PROVISIONS.

A	“Landlord”:	A&H PROPERTIES PARTNERSHIP, a Texas general partnership

B.	Address of Landlord:	510 Regal Row
Dallas, TX 75247

	Landlord’s Telephone:	214.630.2300
	Landlord’s Facsimile:	214.630.6932
	Contact Person:	Ali Khoshgowari

With Copies to:
Vincent Serafino Geary Waddell Jenevein, PC
1601 Elm Street, Suite 4100
Dallas, Texas 75201
Attn: Kelly R. Fisher

	With rent checks payable to:	A&H Properties Partnership

C.	“Tenant”:	RAVE RESTAURANT GROUP, INC., a Texas corporation

D.	Address of Tenant:	3551 Plano Parkway, Suite 100, The Colony, Texas 75056
Tenant’s Telephone:
Tenant’s Facsimile:

E.       “Building”: The structure commonly known as 3551 Plano Parkway and which is located at 3551 Plano Parkway, The Colony, Texas 75056, on the tract of land (the “Land”) more particularly described on Exhibit “B” attached hereto and made a part hereof for all purposes, containing approximately 38,130 rentable square feet.

F.      “Premises”: Commonly known as Suite 100 and containing approximately 18,776 square feet of rentable area on the first (1st) floor of the Building, as outlined on the floor plan attached hereto as Exhibit “A” and made a part hereof for all purposes. Measurement and calculation of rentable area has been performed in accordance with the Building Owners and Managers Association standards. Landlord and Tenant hereby stipulate that notwithstanding anything herein to the contrary, the Premises shall be deemed to consist of approximately 18,776 rentable square feet, and that no shortage or overage in the rentable square feet of the Premises purported by either party shall be the basis for changing the number of rentable square feet herein stipulated.

G.      “Rentable area in the Building” shall be 38,130 square feet of rentable area, unless modified as provided herein.

H.      “Commencement Date” shall mean January 2, 2017. Upon request of either party hereto, Landlord and Tenant agree to execute and deliver a written declaration in recordable form expressing the Commencement Date hereof.

L.      “Term”: Commencing on the Commencement Date and ending one hundred twenty (120) months after the Commencement Date, plus any partial calendar month following the Commencement Date, unless sooner terminated as provided herein. In addition, so long as Tenant is not in default of this Lease, Tenant shall have the right to extend the Term of this Lease for a period of sixty (60) additional months (the “Renewal Term”) upon delivery of written notice to Landlord no later than twelve (12) months prior to the expiration of the original Term. In the event Tenant properly and timely exercises Tenant’s right to the Renewal Term, Landlord and Tenant shall mutually agree upon the market Base Rental for such Renewal Term. In the event Landlord and Tenant cannot agree upon the Base Rental for the Premises within sixty (60) days following Tenant’s notice of exercise to Landlord, the appraisal process below shall be deemed to have been implemented by Tenant. Once the appraisal process is implemented, Landlord and Tenant shall each appoint, by written notice to the other, a licensed real estate broker who has had, within the immediately preceding seven (7) years, at least five (5) years of commercial office building leasing experience in the Dallas, Texas area, or a licensed real estate appraiser who has had, within the immediately preceding seven (7) years, at least five (5) years of commercial office appraisal experience in the Dallas, Texas area, neither of which broker or appraiser shall have a conflict of interests in representing either Landlord or Tenant. If either party fails to appoint such a real estate broker/appraiser within ten (10) days following the expiration of the fifteen (15) day period within which Landlord and Tenant tried to agree on the market Base Rental, then the broker/appraiser who is appointed shall select the second broker/appraiser. Such two broker/appraisers shall proceed to determine the market Base Rental using the factors as described above. If such two broker/appraisers are unable to agree upon a market Base Rental then they shall jointly appoint a third licensed appraiser meeting the required qualifications and the market Base Rental shall be that amount upon which any two of such three broker/appraisers agree. The market Base Rental, as determined by the process described hereinabove shall be binding on both Landlord and Tenant. Each party shall have the responsibility for paying the broker/appraiser who was, or who should have been, appointed by such party, and each shall pay one-half (½) of the costs and expenses of the third broker/appraiser if one is appointed.

J.       “Base Rental”:As set forth in Section 1.03 of the Basic Lease Provisions.

Each such monthly installment shall be due and payable on the first day of each calendar month, monthly in advance without demand and without setoff or deduction whatsoever.

K.      “Prepaid Rental”: $0.00, to be applied to the first accruing monthly installment of Base Rental and Operating Expenses.

L.      “Security Deposit”: As set forth in Section 1.06 of the Basic Lease Provisions.

M.      “Permitted Use”: The Premises shall be used only for general office and permitted test kitchen purposes.

N.      “Common Area”: That part of the Building and other improvements now or hereafter placed, constructed or erected on the land on which the Building is located (the “Land”) designated by Landlord from time to time for the common use of all tenants, including among other facilities, sidewalks, service corridors, curbs, truckways, loading areas, private streets and alleys, lighting facilities, mechanical and electrical rooms, janitors’ closets, halls, lobbies, delivery passages, elevators, drinking fountains, meeting rooms, public toilets, parking areas and garages, decks and other parking facilities, landscaping, and other common rooms and common facilities.

O.       “Prime Rate”: The rate published as such by The Wall Street Journal, Southwest Edition, (or its successor or assign) in its listing of “Money Rates”.

P.       “Broker”: CBRE, Inc. (Landlord’s broker) and Square Foot, Inc. (Tenant’s Broker).

Q.      “Base Operating Expenses Rate”: The Actual Operating Expenses Rate for the 2017 calendar year.

R.      “Base Year”: As set forth in Section 1.04 of the Basic Lease Provisions.

S.      “Project” shall mean the Building, the parking facilities, parking garage and other structures (if any), improvements, landscaping, fixtures, appurtenances and other common areas now and hereafter placed, constructed or erected on the tract of land which is described on Exhibit “B”.

Each of the foregoing definitions and basic provisions shall be construed in conjunction with the references thereto contained in the other provisions of this Lease and shall be limited by such other provisions. Each reference in this Lease to any of the foregoing definitions and basic provisions shall be construed to incorporate each term set forth above under such definition or provision.

2.  GRANTING CLAUSE. Landlord, in consideration of the covenants and agreements to be performed by Tenant and upon the terms and conditions hereinafter stated, does hereby lease, demise and let unto Tenant, and Tenant does hereby lease from Landlord, the Premises specified in Section 1.F. hereof to have and to hold for the Term of this Lease, as specified in Section 1.I. hereof.

3.  EARLY OCCUPANCY. Upon Landlord’s written consent, Tenant may occupy the Premises prior to the Commencement Date. Such early occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the terms and provisions of this Lease excepting only those requiring the payment of Base Rental or Tenant’s Proportionate Share of Actual Operating Expenses (as such term is defined below) during such early occupancy period. However, Tenant shall be obligated to pay Tenant’s Share of Electrical Costs (as such term is defined below) during such early occupancy period.

Notwithstanding the foregoing, if this Lease is executed before the Premises becomes vacant, or if any present tenant or occupant of the Premises holds over and Landlord cannot acquire possession thereof prior to the Commencement Date, then Landlord shall not be deemed in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same and, in such event, the date of such tender by Landlord shall be deemed to be the Commencement Date, and Landlord hereby waives the payment of rental and other charges covering any period prior to the date of such tender.

4.  RENTAL. As rental for the lease and use of the Premises, Tenant will pay Landlord or Landlord’s assigns, at the address of Landlord specified in Section 1.B. hereof, without demand and without deduction, abatement or setoff (except as otherwise expressly provided for herein), the Base Rental in the manner specified in Section l.J. hereof, in lawful money of the United States. If the Term of this Lease does not commence on the first day of a calendar month, Tenant shall pay to Landlord in advance a pro rata part of such sum as rental for such first partial month. Tenant shall not pay any installment of rental more than one (1) month in advance. All past due installments of rental or other payment specified herein shall bear interest at the highest lawful rate per annum from the date due until paid.

In addition, Tenant hereby acknowledges that late payment of rent and other sums due hereunder will cause Landlord to incur costs and other financial hardships not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Building. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue payment, nor be construed as liquated damages, nor prevent Landlord from exercising any of the other rights an remedies granted hereunder. The failure of Tenant to pay such charge as herein stated shall, at Landlord’s option, be an Event of Default hereunder.

If Tenant fails to timely pay two (2) consecutive installments of Base Rental, or other payment specified herein, or any combination thereof, Landlord may require Tenant to pay (in addition to any interest) Base Rental and other payments specified herein (as estimated by Landlord, if necessary) quarterly in advance, and, in such event, all future payments shall be made on or before the due date in cash or by cashier’s check or money order, and the delivery of Tenant’s personal or corporate check shall no longer constitute payment thereof. Any acceptance of Tenant’s personal or corporate check thereafter by Landlord shall not be construed as a waiver of the requirement that such payments be made in cash or by cashier’s check or money order. Any amount so estimated by Landlord and paid by Tenant shall be adjusted promptly after actual figures become available and paid or credited to Landlord or Tenant, as the case may be.

5.  USE. Tenant shall use the Premises solely for the Permitted Use specified in Section l.M. hereof and for no other business or purpose. Tenant shall be responsible to contract directly and pay at Tenant’s sole cost and expense with the service provider for telephone service, cable/telecommunications service and alarm system installation and monitoring. In addition, Tenant shall be responsible for the cost of all other utilities consumed at the Premises.

6.  SERVICES TO BE PROVIDED BY LANDLORD.

A.      Subject to the rules and regulations hereinafter referred to, Landlord shall furnish Tenant, at Landlord’s expense, while Tenant is occupying the Premises and is not in default hereunder, the following services during the Term of this Lease:

(1)     Air conditioning and heating in season, at such times as Landlord normally furnishes such services to other tenants in the Building, and at such temperatures and in such amounts as are considered by Landlord to be standard, but such service on Saturday afternoons, Sundays and holidays to be furnished only upon the request of Tenant, who shall bear the cost thereof. Tenant acknowledges that such service and temperature may be subject to change by local, county, state or federal regulation. Whenever machines or equipment that generate abnormal heat are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplemental air conditioning in the Premises, and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord as additional rental upon demand.

(2)     Water at those points of supply provided for general use.

(3)     Landlord shall not provide janitor service to the Premises, which janitor service shall be contracted for by Tenant at Tenant’s sole cost and expense; however, Tenant shall pay the additional costs attributable to the cleaning of improvements within the Premises other than building standard improvements if determined to be reasonably necessary by Landlord.

(4)     Elevators for ingress to and egress from the Building as may in the judgment of Landlord be reasonably required. Landlord may reasonably limit the number of elevators in operation after usual and customary business hours and on Saturday afternoons, Sundays and legal holidays.

(5)     Proper facilities to furnish sufficient electrical power for building standard lighting, personal computers and other machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment, special lighting in excess of building standard, or any other item of electrical equipment which singly consumes more than 0.25 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase. Landlord shall have the right at any time and from time to time during the Term of this Lease to install equipment within the Premises for the purpose of measuring or estimating Tenant’s electrical usage therein.

(6)     As an Operating Expense, upon Tenant’s request, Landlord shall purchase and install replacement lamps of types generally commercially available (including, but not limited to, incandescent and fluorescent) used in the Premises.

B.     Landlord’s obligations to furnish services under Section 6.A. shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. No interruption or malfunction of any of such services shall constitute an eviction or disturbance of Tenant’s use and possession of the Premises or the Building or a breach by Landlord of any of Landlord’s obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant’s obligations hereunder (including the obligation to pay rental) or grant Tenant any right of setoff or recoupment. In the event of any such interruption, however, Landlord shall use reasonable diligence during normal business hours to restore such service or cause same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord and the interruption was not caused in whole or in part by Tenant’s fault

C.    Without limiting the generality of the immediately preceding paragraphs, Tenant acknowledges that LANDLORD MAKES NO REPRESENTATION OR WARRANTY REGARDING WHETHER OR NOT LANDLORD WILL PROVIDE SECURITY SERVICES, OR IF SO, WHAT FORM OF SECURITY SERVICES WILL BE PROVIDED.

7.   REPAIR AND MAINTENANCE.

A.      Landlord shall, except as may be provided elsewhere herein, maintain the structural portions of the Building, the Building systems and the Common Area of the Building in a manner consistent with comparable buildings within the vicinity of the Building. Landlord shall, at Landlords sole cost and expense, make necessary repairs of damage to the Building corridors, lobby, replacement of roof, structural members of the Building and equipment used to provide the services referred to in Section 6 hereof, unless any such damage is caused in whole or in part by negligence of Tenant, or Tenant’s agents or employees, in which event Tenant shall bear the cost of such repairs. Tenant shall promptly give Landlord notice of any damage in the Premises requiring repair by Landlord, as aforesaid. Unless otherwise stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character on the Premises during the Lease Term.

B.      Tenant shall maintain the Premises in a clean, attractive, safe, operable condition and in good repair, except as to damage required to be repaired by Landlord, as provided in Section 7.A. hereof Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises or Building. Tenant shall not in any manner deface or injure the Premises or the Building but shall, at its sole cost and expense, maintain the Premises and make all needed repairs and replacements, including, without limitation, replacement or repair of all fixtures installed by Tenant and all plate glass, walls, carpeting and other floor covering placed or found therein. Tenant shall repair or replace, at Tenant’s cost and expense, any damage done to the Premises, the Building, and the Common Area, or any part thereof, arising out of or in connection with the use of the Premises, the Building, and/or the Common Area by Tenant, Tenant’s agents, employees, invitees, visitors, and Tenant agrees to restore the Premises, the Building, and the Common Area to the same or as good a condition as it was prior to such damage. All repairs and replacements shall be effected in compliance with all building and fire codes and other applicable laws and regulations. If Tenant fails to make such repairs or replacements within thirty (30) days after delivery of notice to Tenant, Landlord may, at its option, make the repairs or replacements, and Tenant shall pay the cost thereof to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice thereof. Any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air conditioning or other system of the Building shall be performed only by contractor(s) designated by Landlord and only upon the prior written approval of Landlord as to the work to be performed and materials to be furnished in connection therewith. Any other repairs in or to the Building, the Complex, and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant’s expense; but Landlord may, at Landlord’s option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, in form (including, without limitation, a bond issued by a corporate surety licensed to do business in the state in which the Building is situated) and in such amount as Landlord shall deem necessary to assure the payment for such work by Tenant. Upon the expiration of the Term of this Lease, Tenant shall surrender and deliver up the Premises with all improvements located thereon (except as provided in Section ll .B. hereof) to Landlord broom-clean and in the same condition in which they existed at the commencement of the Lease, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant, failing which Landlord may restore the Premises to such condition, and Tenant shall pay the cost thereof

C.      This Section 7 shall not apply in the case of damage or destruction by fire or other casualty which is covered by insurance maintained by Landlord on the Building (as to which Section 8 hereof shall apply), or damage resulting from an eminent domain taking (as to which Section 15 hereof shall apply).

8.   FIRE AND OTHER CASUALTY.

A.     Tenant shall give prompt written notice to Landlord of any damage caused to the Premises by fire or other casualty.

B.     In the event the Premises or any portion of the Building shall be damaged or destroyed by fire or casualty, Landlord shall have the election to terminate this Lease or to repair and reconstruct the Premises and the Building to substantially the same condition to which it existed prior to such damage or destruction, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, furniture, equipment, and other improvements which may have been installed by Tenant or other tenants within the Building. Landlord’s obligation to rebuild and repair under this Section 8 shall in any event be limited to the extent of insurance proceeds available to Landlord for such restoration.

C.     Tenant agrees that during any period of reconstruction or repair of the Premises it will continue the operation of its business within the Premises to the extent practicable. During the period from the occurrence of the casualty until Landlord’s repairs are completed, the Base Rental shall be reduced to such extent as may be fair and reasonable under the circumstances; however, there shall be no abatement of the other charges provided for herein. If Landlord has elected to repair and restore the Premises, this Lease shall continue in full force and effect and such repairs shall be made within a reasonable time thereafter, subject to delays arising from shortages of labor or material, acts of God, war or other conditions beyond Landlord’s reasonable control.

D.     In the event that this Lease is terminated as herein permitted, Landlord shall refund to Tenant the prepaid rental (unaccrued as of the date of damage or destruction) less any sum then owing Landlord by Tenant. If Landlord has elected to repair and reconstruct the Premises, then the Term of this Lease shall be extended by a period of time equal to the period of such repair and reconstruction. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance under its control, and it is understood that Landlord shall in no event be obligated to carry insurance on Tenant’s contents. Tenant shall use proceeds from insurance carried by Tenant to repair and restore Tenant’s property.

E.     If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenants agents, employees, or invitees, the Base Rent shall not be diminished during the repair of such damage, and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

9.   COMPLIANCE WITH LAWS AND USAGE. Tenant, at Tenant’s own expense, (a) shall comply with all federal, state, municipal, fire underwriting and other laws, ordinances, orders, rules and regulations applicable to the Premises and the business conducted therein by Tenant, (b) shall not engage in any activity which would cause Landlord’s fire and extended coverage insurance to be cancelled or the rate therefor to be increased (or, at Landlord’s option, Tenant shall pay any such increase to Landlord immediately upon demand as additional rental in the event of such rate increase by reason of such activity), (c) shall not commit, and shall cause Tenant’s agents, employees and invitees not to commit, any act which is a nuisance or annoyance to Landlord or to other tenants, or which might, in the exclusive judgment of Landlord, damage Landlord’s goodwill or reputation, or tend to injure or depreciate the Building, (d) shall not commit or permit waste in the Premises or the Building, (e) shall comply with rules and regulations from time to time promulgated by Landlord applicable to the Premises and/or the Building, (f) shall not paint, erect or display any sign, advertisement, placard or lettering which is visible in the corridors or lobby of the Building or from the exterior of the Building without Landlord’s prior written approval, and (g) shall not occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use specified in Section I.M. hereof. If a controversy arises concerning Tenant’s compliance with any federal, state, municipal or other laws, ordinances, orders, rules or regulations applicable to the Premises and the business conducted therein by Tenant, Landlord may retain consultants of recognized standing to investigate Tenant’s compliance. If it is determined that Tenant has not complied as required, Tenant shall reimburse Landlord on demand for all consulting and other costs incurred by Landlord in such investigation. Landlord and Tenant acknowledge that, in accordance with the provisions of the Americans with Disabilities Act of 1990 and the Texas Elimination of Architectural Barriers Act, each as amended from time to time, and all regulations and guidelines issued by authorized agencies with respect thereto (collectively, the “ADA” and the “EAB”, respectively), responsibility for compliance with the terms and conditions of Title III of the ADA and the EAB may be allocated as between Landlord and Tenant. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the responsibility for compliance with the ADA and the EAB shall be allocated as follows: (i) Tenant shall be responsible for compliance with the provisions of Title III of the ADA and with the provisions of the EAB with respect to the Premises, including restrooms within the Premises, and (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA and with the provisions of the EAB with respect to the exterior of the Building, parking areas, sidewalks and walkways, and any and all areas appurtenant thereto, together with all common areas of the Building not included within the Premises. The allocation of responsibility for ADA and EAB compliance between Landlord and Tenant, and the obligations of Landlord and Tenant established by such allocations, shall supersede any other provisions of the Lease that may contradict or otherwise differ from the requirements of this Section.

10.  LIABILITY AND INDEMNITY.

A.     Tenant agrees to indemnify and save Landlord harmless from all claims (including costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant’s agents, employees, contractors, or arising from any injury to any person or damage to the property of any person occurring during the Term of this Lease in or about the Premises. Tenant agrees to use and occupy the Premises and other facilities of the Building at Tenant’s own risk and hereby releases Landlord, Landlord’s agents or employees, from all claims for any damage or injury to the full extent permitted by law, REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF LANDLORD, ITS AGENTS, OFFICERS, OR EMPLOYEES BUT EXCEPTING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS AGENTS, OFHCERS, OR EMPLOYEES.

B.     Tenant waives any and all rights of recovery, claim, action, or cause of action, against Landlord, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF LANDLORD, ITS AGENTS, OFFICERS, OR EMPLOYEES BUT EXCEPTING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS AGENTS, OFFICERS, OR EMPLOYEES, and Tenant covenants that no insurer shall hold any right of subrogation against Landlord and all such insurance policies shall be amended or endorsed to reflect such waiver of subrogation.

C.     Tenant, to the extent permitted by law, waives all claims Tenant may have against Landlord, and against Landlord’s agents and employees for injury to person or damage to or loss of property sustained by Tenant or by any occupant of the Premises, or by any other person, resulting from any part of the Building or any equipment or appurtenances becoming out of repair, or resulting from any accident in or about the Building or resulting directly or indirectly from any act or neglect of any tenant or occupant of any part of the Building or of any other person, REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF LANDLORD, ITS AGENTS, OFFICERS, OR EMPLOYEES, unless such damage is a result of the gross negligence or willful misconduct of Landlord, or Landlord’s agents or employees. If any damage results from any act or neglect of Tenant, Landlord may, at Landlord’s option, repair such damage, and Tenant shall thereupon pay to Landlord the total cost of such repair. All personal property belonging to Tenant or any occupant of the Premises that is in or on any part of the Building shall be there at the risk of Tenant or of such other person only, and Landlord, Landlord’s agents and employees shall not be liable for any damage thereto or for the theft or misappropriation thereof, REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF LANDLORD, ITS AGENTS, OFFICERS, OR EMPLOYEES, unless such damage, theft or misappropriation is a result of the gross negligence or willful misconduct of Landlord or Landlord’s agents or employees. Tenant agrees to indemnify and hold Landlord harmless from and against any and all loss, cost, claim and liability (including reasonable attorneys’ fees) for injuries to all persons and for damage to or loss of property occurring in or about the Building, due to any act or negligence or default under this Lease by Tenant, Tenant’s contractors, agents or employees.

D.     Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims, demands, liabilities, and expenses, including attorneys’ fees, arising from (i) the breach of this Lease by Landlord. In the event any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant.

11.  ADDITIONS AND FIXTURES.

A.     Tenant will make no alteration, change, improvement, repair, replacement or physical addition in or to the Premises without the prior written consent of Landlord. If such prior written consent of Landlord is granted, the work in such connection shall be at Tenant’s expense but by workmen of Landlord or by workmen and contractors approved in advance in writing by Landlord and in a manner and upon terms and conditions and at times satisfactory to and approved in advance in writing by Landlord. In any instance where Landlord grants such consent, Landlord may grant such consent contingent and conditioned upon Tenant’s contractors, laborers, materialmen and others furnishing labor or materials for Tenant’s job working in harmony and not interfering with any labor utilized by Landlord, Landlord’s contractors or mechanics or by any other tenant or such other tenant’s contractors or mechanics; and if at any time such entry by one (1) or more persons furnishing labor or materials for Tenant’s work shall cause disharmony or interference for any reason whatsoever without regard to fault, the consent granted by Landlord to Tenant may be withdrawn at any time upon written notice to Tenant.

B.     Tenant, if Tenant so elects, may remove Tenant’s trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided (i) such removal is made prior to the expiration of the Term of this Lease, (ii) Tenant is not in default of any obligation or covenant under this Lease at the time of such removal, and (iii) Tenant promptly repairs all damage caused by such removal. All other property at the Premises and any alteration or addition to  the Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Premises shall become the property of Landlord shall be in good condition, normal wear and tear excepted, and shall remain upon and be surrendered with the Premises as part thereof at the expiration of the Term of this Lease, Tenant hereby waiving all rights to any payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, prior to the termination of this Lease, remove in a good and workmanlike manner any and all alterations, additions, fixtures, equipment and property placed or installed by Tenant in the Premises and will repair any damage occasioned by such removal.

12.  ASSIGNMENT AND SUBLETTING.

A.     Neither Tenant nor Tenant’s legal representatives or successors in interest by operation of law or otherwise shall assign this Lease or sublease the Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Premises without the prior express written permission of Landlord, such written permission not to be unreasonably, withheld, conditioned delayed and any attempt to do any of the foregoing without the prior express written permission of Landlord shall be void and of no effect. In the event Tenant requests Landlord’s prior express permission as to any such assignment, sublease or other transaction, Landlord shall have the right and option, as of the requested effective date of such assignment, sublease or other transaction (but no obligation), to cancel and terminate this Lease as to the portion of the Premises with respect to which Landlord has been requested to permit such assignment, sublease or other transaction, and if Landlord elects to cancel and terminate this Lease as to the aforesaid portion of the Premises, then the rental and other charges payable hereunder shall thereafter be proportionately reduced. In the event of any such attempted assignment or attempted sublease, or should Tenant, in any other nature of transaction, permit or attempt to permit anyone to occupy the Premises (or any portion thereof) without the prior express written permission of Landlord, Landlord shall thereupon have the right and option to cancel and terminate this Lease effective upon ten (10) days’ notice to Tenant given by Landlord at any time thereafter either as to the entire Premises or as to only the portion thereof which Tenant shall have attempted to assign or sublease or otherwise permitted some other party’s occupancy without Landlord’s prior express written permission, and if Landlord elects to cancel and terminate this Lease as to the aforesaid portion of the Premises, then the rental and other charges payable hereunder shall thereafter be proportionately reduced. This prohibition against assignment or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law.

B.     Notwithstanding that the prior express written permission of Landlord to any of the aforesaid transactions may have been obtained, the following shall apply:

(1)     In the event of an assignment, contemporaneously with the granting of Landlord’s aforesaid consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties and obligations of Tenant hereunder, and such assignee shall be jointly and severally liable therefor along with Tenant; Tenant shall further cause such assignee to grant Landlord an express first and prior contract lien and security interest in the manner hereinafter stated as applicable to Tenant;

(2)    In any case where Landlord consents to an assignment, sublease, grant of a concession or license or mortgage, pledge or hypothecation of the leasehold, the undersigned Tenant will nevertheless remain directly and primarily liable for the performance of all of the covenants, duties and obligations of Tenant hereunder (including, without limitation, the obligation to pay all rental and other sums herein provided to be paid), and Landlord shall be permitted to enforce the provisions of this Lease against the undersigned Tenant and/or any assignee, sublessee, concessionaire, licensee or other transferee without demand upon or proceeding in any way against any other person; and

(3)     If the rental due and payable by a sublessee under any such permitted sublease (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the hereinabove provided rental payable under this Lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord fifty percent (50%) such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case might be.

C.     Consent by Landlord to a particular assignment or sublease or other transaction shall not be deemed a consent to any other or subsequent transaction. If this Lease is assigned, or if the Premises are subleased (whether in whole or in part), or in the event of the mortgage, pledge or hypothecation of the leasehold interest or grant of any concession or license within the Premises without the prior express written permission of Landlord, or if the Premises are occupied in whole or in part by anyone other than Tenant without the prior express written permission of Landlord, then Landlord may nevertheless collect rental and other charges from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionaire or licensee or other occupant and apply the net amount collected to the rental and other charges payable hereunder, but no such transaction or collection of rental and other charges or application thereof by Landlord shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of Tenant’s covenants, duties and obligations hereunder.

13.  SUBORDINATION. Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien presently existing or hereafter placed upon the Premises or upon the Building or any part thereof, and to any renewals, modifications, extensions and refinancings thereof, which might now or hereafter constitute a lien upon the Building or any part thereof, and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the Premises, but Tenant agrees that any such ground lessor, mortgagee and/or beneficiary of any deed of trust or other lien (“Landlord’s Mortgagee”) and/or Landlord shall have the right at any time to subordinate such ground lease, mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such Landlord’s Mortgagee may deem appropriate in its discretion. Upon demand Tenant agrees to execute such further instruments subordinating this Lease, as Landlord may request, and such nondisturbance and attornment agreements, as any such Landlord’s Mortgagee shall request, in form satisfactory to Landlord’s Mortgagee. In the event that Tenant shall fail to execute any such instrument within ten (10) days after requested, Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being stipulated by Landlord and Tenant that such agency is coupled with an interest in Landlord and is, accordingly, irrevocable. Upon foreclosure of the Building or upon acceptance of a deed in lieu of such foreclosure, Tenant hereby agrees to attorn to the new owner of such property after such foreclosure or acceptance of a deed in lieu of foreclosure, if so requested by such new owner of the Building.

14.  OPERATING EXPENSES & ELECTRICAL EXPENSES.

A.     For purposes of this Section 14, the following definitions and calculations shall apply:

(1)     The term “Project” shall mean the Building, the parking facilities, parking garage and other structures, improvements, landscaping, fixtures, appurtenances and other common areas now and hereafter placed, constructed or erected on the tract of land which is described on Exhibit “B”,

(2)    The term “Operating Expenses” shall mean all reasonable expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, maintenance, repair, replacement, protection and security of the Project, determined on an accrual basis in accordance with generally accepted accounting principles, including, without limitation, the following:

(i)   Salaries and wages of all employees of Landlord and/or Landlord’s agents (whether paid directly by Landlord itself or reimbursed by Landlord to such other party) engaged in the operation, maintenance, leasing, and security of the Project and personnel who may provide traffic control relating to ingress and egress to the parking areas of the Building to the surrounding public streets, All taxes, insurance and benefits for the employees providing these services are also included (including pension, retirement and fringe benefits);

(ii)   Cost of all supplies and materials used in the operation and maintenance of the Project;

(iii)   Cost of all water, gas and sewage service supplied to, and all heating, lighting, air conditioning and ventilating of, the Project;

(iv)  Cost of all maintenance, janitorial and service agreements for the Project and the equipment therein, including, without limitation, alarm service, parking facilities, window cleaning, janitorial service, landscaping, fire protection, sprinklers, traffic control, security services, and elevator maintenance;

(v)   Cost of all insurance relating to the Project, including the cost of casualty, rental and liability insurance applicable to the Project and Landlord’s personal property used in connection therewith;

(vi)  All taxes, assessments and governmental charges (foreseen or unforeseen, general or special, ordinary or extraordinary) whether federal, state, county or municipal and whether levied by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation, and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments or other charges herein defined, including Landlord’s margin taxes; provided, It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that the same exceed standard Building allowances,

(vii)  Cost of repairs and general maintenance, including, without limitation, reasonable depreciation charges applicable to all equipment used in repairing and maintaining the Project, but specifically excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or by other third parties;

(viii)  Cost of capital improvement items, including installation thereof, which are acquired primarily for the purpose of reducing Operating Expenses; and capital improvements that are required to comply with any governmental law or regulation; provided, however, capital expenditures relating to replacement of the roof or parking lot shall not be considered an Operating Expense (although repairs and maintenance of the roof and parking lot shall be deemed an Operating Expense),

(ix)   Reasonable management fees paid by Landlord to third parties or management companies owned by, or management divisions of, Landlord, not to exceed the then prevailing market rate for the management of high quality class A office buildings comparable to the Project. The current management fee for operation of the Project shall be four (4.00%) of the total Operating Expenses and Base Rental for the Project, and such management fee shall not exceed 4% of the total Operating Expenses during the Term,

To the extent that any Operating Expenses are attributable to the Project and other projects of Landlord, a fair and reasonable allocation of such Operating Expenses shall be made between the Project and such other projects,

(3)     The term “Base Operating Expenses Rate” is stipulated to be the rate specified in Section 1.Q. hereof per square foot of rentable area in the Premises,

(4)     The term “Actual Operating Expenses” shall mean, with respect to each calendar year during the Term of this Lease, the actual Operating Expenses for such year. The term “Actual Operating Expenses Rate” shall mean, with respect to each calendar year during the Term of this Lease, the Actual Operating Expenses attributable to each square foot of rentable area in the Building, and shall be calculated by dividing the Actual Operating Expenses by the total number of square feet of rentable area in the Building, as specified in Section I.G. hereof. The term “Tenant’s Proportionate Share of Actual Operating Expenses” shall mean, with respect to each calendar year during the Term of this Lease, an amount equal to the product of (i) the positive difference (if any) obtained by subtracting the Base Operating Expenses Rate from the Actual Operating Expenses Rate, multiplied by (ii) the weighted average number of square feet of rentable area in the Premises in such year; provided, however, if the Actual Operating Expenses Rate is determined on the basis of a partial calendar year, then in making the foregoing calculation, the Base Operating Expenses Rate shall be multiplied by a fraction, the numerator of which is the number of days in such partial calendar year and the denominator of which is 365, and the foregoing weighted average shall be calculated only on the basis of the portion of such calendar year covered by the Term of this Lease.

For example, if the Actual Operating Expenses Rate for a calendar year is $8.20 and the Base Operating Expenses Rate is $8.00, and the Premises contains 1,000 square feet of rentable area during the entire calendar year, Tenant’s Proportionate Share of Actual Operating Expenses is $200.00, calculated as follows: ($8.20 - $8.00) x 1,000 = $200.00,

B.     If the Actual Operating Expenses Rate during any calendar year is greater than the Base Operating Expenses Rate, Tenant shall be obligated to pay to Landlord as additional rental an amount equal to Tenant’s Proportionate Share of Actual Operating Expenses. To implement the foregoing, Landlord shall provide to Tenant within one hundred twenty (120) days (or as soon thereafter as reasonably possible) after the end of the calendar year in which the Commencement Date occurs, a statement of the Actual Operating Expenses for such calendar year, the Actual Operating Expenses Rate for such calendar year, and Tenant’s Proportionate Share of Actual Operating Expenses. If the Actual Operating Expenses Rate for such calendar year exceeds the Base Operating Expenses Rate, Tenant shall pay to Landlord, within thirty (30) days after Tenant’s receipt of such statement, an amount equal to Tenant’s Proportionate Share of Actual Operating Expenses for such calendar year.

C.     Beginning with the Commencement Date of this Lease (or as soon thereafter as reasonably possible), Landlord shall provide to Tenant a statement of the projected annual Operating Expenses per square foot of rentable area in the Project (the “Projected Operating Expenses Rate”), which estimate is currently $8.32 per rentable square foot per annum. Tenant shall pay to Landlord on the first day of each month an amount (the “Projected Operating Expenses Installment”) equal to one-twelfth (1/12) of the product of (i) the positive difference (if any) obtained by subtracting the Base Operating Expenses Rate from the Projected Operating Expenses Rate for such calendar year, multiplied by (ii) the number of square feet of rentable area in the Premises on the first day of the prior month. Until Tenant has received the statement of the Projected Operating Expenses Rate from Landlord, Tenant shall continue to pay Projected Operating Expenses Installments to Landlord in the same amount (if any) as required for the last month of the prior calendar year. Upon Tenant’s receipt of such statement of the Projected Operating Expenses Rate, Tenant shall pay to Landlord, or Landlord shall pay to Tenant (whichever is appropriate), the difference between the amount paid by Tenant prior to receiving such statement and the amount payable by Tenant as set forth in such statement. Landlord shall provide Tenant a statement within one hundred twenty (120) days (or as soon thereafter as reasonably possible) after the end of each calendar year, showing the Actual Operating Expenses Rate as compared to the Projected Operating Expenses Rate for such calendar year. If Tenant’s Proportionate Share of Actual Operating Expenses for such calendar year exceeds the aggregate of the Projected Operating Expenses Installments collected by Landlord from Tenant, Tenant shall pay to Landlord, within thirty (30) days following Tenant’s receipt of such statement, the amount of such excess. If Tenant’s Proportionate Share of Actual Operating Expenses for such calendar year is less than the aggregate of the Projected Operating Expenses Installments collected by Landlord from Tenant, Landlord shall credit such overpayment to Tenant’s next accruing rental installments, but if the Lease has expired and there are no existing defaults by Tenant, Landlord shall pay such overpayment to Tenant, within thirty (30) days following Tenant’s receipt of such statement, the amount of such excess. Landlord shall have the right from time to time during each calendar year to revise the Projected Operating Expenses Rate and provide Tenant with a revised statement thereof, and thereafter Tenant shall pay Projected Operating Expenses Installments on the basis of the revised statement. If the Commencement Date of this Lease is not the first day of a calendar year, or the expiration or termination date of this Lease is not the last day of a calendar year, then Tenant’s Proportionate Share of Actual Operating Expenses shall be prorated. The foregoing adjustment provisions shall survive the expiration or termination of the Term of this Lease.

D.     Notwithstanding any other provision herein to the contrary, it is agreed that if the Project is not at least 95% occupied during any calendar year an adjustment shall be made in computing the Actual Operating Expenses and Electrical Costs for such year so that the Actual Operating Expenses and Electrical Costs are computed as though the Project had been at least 95% occupied during such year. The foregoing adjustment shall be applied only to Electrical Costs and those items of Actual Operating Expenses which vary with the level of occupancy of the Project.

15.  EMINENT DOMAIN. If there shall be taken by exercise of the power of eminent domain during the Term of this Lease any part of the Premises or the Building, Landlord may elect to terminate this Lease or to continue same in effect. If Landlord elects to continue this Lease, the rental shall be reduced in proportion to the area of the Premises so taken, and Landlord shall repair any damage to the Premises or the Building resulting from such taking. All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the interest of Landlord or Tenant, whether as damages or as compensation, will be the property of Landlord without prejudice, however, to claims of Tenant against the condemning authority on account of the unamortized cost of leasehold improvements paid for by Tenant taken by the condemning authority. If this Lease should be terminated under any provision of this Section 15, rental shall be payable up to the date that possession is taken by the condemning authority, and Landlord will refund to Tenant any prepaid unaccrued rental less any sum then owing by Tenant to Landlord.

16. ACCESS BY LANDLORD. Landlord, Landlord’s agents and employees shall have access to and the right to enter upon any and all parts of the Premises at any reasonable time (except in cases of emergency, defined to be any situation in which Landlord perceives imminent danger of injury to person and/or damage to or loss of property, in which case Landlord may enter upon any and all parts of the Premises at any time) to examine the condition thereof, to clean, to make any repairs, alterations or additions required to be made by Landlord hereunder, to show the Premises to prospective purchasers or tenants or mortgage lenders (prospective or current) and for any other purpose deemed reasonable by Landlord, and Tenant shall not be entitled to any abatement or reduction of rental by reason thereof.

17. LANDLORD’S LIEN. In addition to the statutory landlord’s lien, Landlord shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter be, situated in the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rental as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an Event of Default as set forth in Section 18 hereof by Tenant, Landlord may, to the extent permitted by law and in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated in the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or Landlord’s assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least ten (I 0) days before the time of sale. Any sale made pursuant to the provisions of this Section 17 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the Building is located, for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys’ fees) shall be applied as a credit against the indebtedness secured by the security interest granted in this Section 17. Any surplus shall be paid to Tenant or as otherwise required by law: Tenant shall pay any deficiencies forthwith. Upon request of Landlord, Tenant agrees to execute Uniform Commercial Code financing statements relating to the aforesaid security interest.

Notwithstanding the foregoing, in the event that an Event of Default has not occurred or is continuing at the time of Tenant’s request, Landlord shall subordinate its landlord’s liens to a bona-fide third party lender upon terms and conditions reasonably acceptable to Landlord and said lender.

18.  DEFAULTS.

A.     Each of the following acts or omissions of Tenant or occurrences shall constitute an “Event of Default”:

(1)     Failure or refusal by Tenant to pay rental or other payments hereunder within ten (10) days after receipt of written notice from Landlord.

(2)     Failure to perform or observe any covenant or condition of this Lease by Tenant to be performed or observed upon the expiration of a period of thirty (30) days following written notice to Tenant of such failure.

(3)     Tenant shall cease to conduct its business in the Premises or shall vacate, abandon or desert any substantial portion of the Premises, whether or not rent continues to be paid.

(4)     The filing or execution or occurrence of any one of the following: (i) a petition in bankruptcy or other insolvency proceeding by or against Tenant, (ii) petition or answer seeking relief under any provision of the Bankruptcy Act, (iii) an assignment for the benefit of creditors or composition, (iv) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant’s property, or (v) a proceeding by any governmental authority for the dissolution or liquidation of Tenant.

(5)     Tenant’s leasehold interest hereunder shall be taken in execution or other process of laws in any action against the Tenant.

B.     This Lease and the Term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at Landlord’s option, in addition to all other rights and remedies given hereunder or by law or equity, do any one (1) or more of the following without notice or demand, any such notice or demand being hereby waived:

(1)     Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord.

(2)     Enter upon and take possession of the Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated the Lease.

(3)     Alter locks and other security devices at the Premises.

C.     Exercise by Landlord of any one (I) or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Tenant’s property within the Building. All claims for damages by reason of such re-entry and/or possession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

D.    In the event that Landlord elects to terminate this Lease by reason of an Event of Default, then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified in Section l .B. hereof, the sum of all rental and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the then present value of the rental reserved hereunder for the remaining portion of the Term of this Lease (had such Term not been terminated by Landlord prior to the expiration of the Term of this Lease), less the then present value of the fair rental value of the Premises for such period.

In the event that Landlord elects to terminate the Lease by reason of an Event of Default, in lieu of exercising the rights of Landlord under the preceding paragraph of this Section 18.D., Landlord may instead hold Tenant liable for all rental and other indebtedness accrued to the date of such termination, plus such rental and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term of this Lease measured from the date of such termination by Landlord until the expiration of the Term of this Lease (had Landlord not elected to terminate the Lease on account of such Event of Default) diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Section 18.F. hereof). Actions to collect amounts due by Tenant provided for in this paragraph of this Section 18.D. may be brought from time to time by Landlord during the aforesaid period, on one (1) or more occasions, without the necessity of Landlord’s waiting until the expiration of such period, and in no event shall Tenant be entitled to any excess of rental (or rental plus other sums) obtained by reletting over and above the rental provided for in this Lease.

E.     In the event that Landlord elects to repossess the Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord, at the address specified in Section 1.B. hereof, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the Term of this Lease until the expiration of the Term of this Lease, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Section 18.F. hereof). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant as provided in this Section 18.E. may be brought from time to time, on one (1) or more occasions, without the necessity of Landlord’s waiting until the expiration of the Term of this Lease.

F.     In case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord, at the address specified in Section J.B. hereof, in addition to any sum provided to be paid above: (i) broker’s fees incurred by Landlord in connection with reletting the whole or any part of the Premises, (ii) the cost of removing and storing Tenant’s or other occupant’s property, (iii) the cost of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and (iv) all reasonable expenses incurred by Landlord in enforcing Landlord’s remedies, including reasonable attorneys’ fees. Past due rental and other past due payments shall bear interest from maturity at the highest lawful rate per annum until paid.

G.     Tenant acknowledges that Landlord has entered into this Lease in reliance upon, among other matters, Tenant’s agreement and continuing obligation to pay all rental due throughout the Term. As a result, Tenant hereby knowingly and voluntarily waives, after advice of competent counsel, any duty of Landlord (and any affirmative defense based upon such duty) following any default to relet the Premises or otherwise mitigate Landlord’s damages arising from such default. If such waiver is not effective under then applicable law or Landlord otherwise elects, at Landlord’s sole option, to attempt to relet all or any part of the Premises, Tenant agrees that Landlord has no obligation to: (i) relet the Premises prior to leasing any other space within the Building; (ii) relet the Premises (A) at a rental rate or otherwise on terms below market, as then determined by Landlord in its sole discretion; (B) to any entity not satisfying Landlord’s then standard financial credit risk criteria; (C) for a use (1) not consistent with Tenant’s use prior to default; (2) which would violate then applicable law or any restrictive covenant or other lease affecting the Building; (3) which would impose a greater burden upon the Building’s parking, HVAC or other facilities; and/or (4) which would involve any use of hazardous substances; (iii) divide the Premises, install new demising walls or otherwise reconfigure the Premises to make same more marketable; (iv) pay any leasing or other commissions arising from such reletting, unless Tenant unconditionally delivers Landlord, in good and sufficient funds, the full amount thereof in advance; (v) pay, and/or grant any allowance for, tenant finish or other costs associated with any new lease, even though same may be amortized over the applicable lease term, unless Tenant unconditionally delivers Landlord, in good and sufficient funds, the full amount thereof in advance; and/or (vi) relet the Premises, if to do so, Landlord would be required to alter other portions of the Building, make ADA-type modifications or otherwise install or replace any sprinkler, security, safety, HVAC or other Building operating systems. Tenant further acknowledges that if Tenant, notwithstanding Tenant’s waiver above, raises Landlord’s mitigation as an affirmative defense to a claim made by Landlord prior to any actual reentry of the Premises by Landlord then, in such event, Tenant will be deemed to have automatically waived, and released and discharged Landlord from and against, any and all other claims and defenses to the payment of rental.

H.     If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to, pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorneys’ fees) incurred by Landlord in taking such remedial action.

I.     In the event of any default by Landlord, Tenant’s exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord and/or upon rental due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (plus such additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of Landlord’s possession of the Building and not thereafter.

J.      Landlord Default; Tenant Remedies. If Landlord fails to perform any of Landlord’s obligations under this Lease, which failure continues for a period of more than thirty (30) days after Tenant’s delivery of written notice to Landlord specifying such failure, or if such failure is of a nature as to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (and Landlord has not undertaken procedures to cure the failure within such thirty (30) day period and diligently pursued such efforts to complete such cure), Tenant may, in addition to any other remedy available at law or in equity, at its option, upon written notice incur any reasonable expense necessary to perform the obligation of Landlord specified in such notice and invoice Landlord for the reasonable cost of such performance. If Landlord fails to pay such reasonable costs within thirty (30) days following written notice from Tenant, then Tenant shall have the right to deduct such expense from the Rent, Additional Rent and other charges next becoming due. Tenant agrees to give any first institutional mortgagee of the Building, which may by written notice to Tenant so request, a duplicate notice of any notice of default to Landlord and Tenant further agrees that such mortgagee shall thereafter have the same simultaneous time to cure such default as provided Landlord hereunder.

The term “Landlord” shall mean only the owner, for the time being, of the Building, and in the event of the transfer by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Term of this Lease upon each new owner for the duration of such owner’s ownership.

19. NONWAIVER. Neither acceptance of rental or other payments by Landlord nor failure by Landlord to complain of any action, nonaction or default of Tenant shall constitute a waiver of any of Landlord’s rights hereunder. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. Receipt by Landlord of Tenant’s keys to the Premises shall not constitute an acceptance of surrender of the Premises.

20. HOLDING OVER. If Tenant should remain in possession of the Premises after the expiration of the Term of this Lease, without the execution by Landlord and Tenant of a new lease or an extension of this Lease, then Tenant shall be deemed to be occupying the Premises on a month to month lease, subject to all the covenants and obligations of this Lease and at a daily rental of 150% of the per day rental provided for the last month of the Term of this Lease, computed on the basis of a thirty (30) day month. The inclusion of the preceding sentence shall not be construed as Landlord’s consent for Tenant to hold over. No holding over by Tenant after the expiration of the Lease Term shall be construed to extend the Lease term; and in the event of any unauthorized holding over, Tenant shall indemnify, defendant and hold harmless Landlord from and against all claims for damages (and reimburse Landlord upon demand for any sums paid in settlement of any such claims) by any other Tenant or prospective Tenant to whom Landlord may have leased all or part of the Premises effective before or after the expiration of the Lease Term and by any broker claiming any commission or fee in respect of any such lease or offer to lease. Tenant shall also pay Landlord all of Landlord’s direct and consequential damages relating to Tenant’s holdover. If any property not belonging to Landlord remains at the Premises -after the expiration of the Term of this Lease, Tenant hereby authorizes Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant in the event that such property is the property of Tenant; and in the event that such property is the property of someone other than Tenant, Tenant agrees to indemnify and hold Landlord harmless from all suits, actions, liability, loss, damages and expenses in connection with or incident to any removal, exercise or dominion over and/or disposition of such property by Landlord.

21. COMMON AREA. The Common Area, as defined in Section l.N. hereof, shall be subject to Landlord’s sole management and control and shall be operated and maintained in such manner as Landlord in Landlord’s discretion shall determine. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, to construct additional stories on the Building and to place, construct or erect new structures or other improvements on any part of the Land without the consent of Tenant. Tenant, and Tenant’s employees and invitees shall have the nonexclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same, and subject to such reasonable rules and regulations governing use as Landlord may from time to time prescribe. Tenant shall not solicit business or display merchandise within the Common Area, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

22. RULES AND REGULATIONS. Tenant, and Tenant’s agents, employees and invitees shall comply fully with all requirements of the rules and regulations of the Building which are attached hereto as Exhibit C and made a part hereof Landlord shall at all times have the right to change such rules and regulations or to amend or supplement them in such manner as may be deemed advisable for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein, all of which rules and regulations, changes and amendments shall be forwarded to Tenant and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, agents and invitees of Tenant.

23. TAXES. Tenant shall be liable for the timely payment of all taxes levied or assessed against personal property, furniture or fixtures or equipment placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures or equipment placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

24. INSURANCE. Tenant shall at its expense procure and maintain throughout the Term the following insurance policies: (i) comprehensive general liability insurance in amounts of not less than $1,000,000 each occurrence, $2,000,000 aggregate, insuring Tenant, Landlord and Landlord’s managing agent against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (ii) worker’s compensation insurance in no less than the minimum limits prescribed by statute, and (iii) all-risk casualty insurance covering Tenant’s leasehold betterments and improvements and Tenant’s furniture, fixtures, equipment and other personalty within the Premises, with replacement value coverage. Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall obtain the necessary endorsements to have Landlord named as an additional insured on Tenant’s policy. Tenant shall furnish copies of such endorsements and certificates of such insurance indicating Landlord as additional insured and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder. Tenant shall obtain a written obligation on the part of each insurer to notify Landlord at least fifteen (15) days prior to modification or cancellation of such insurance. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance at least fifteen (15) days prior to the Commencement Date and at least fifteen (15) days prior to the expiration dates of each expiring policy, Landlord may obtain such insurance as Landlord may reasonably require to protect Landlord’s interest. The cost for such policies shall be paid by Tenant to Landlord as additional rental upon demand plus an administrative charge as determined by Landlord. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

25. PERSONAL LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the proceeds of sale on execution of the interest of Landlord in the Building and in the Land, and neither Landlord, nor any party comprising Landlord, its partners, officers or shareholders shall be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

26. NOTICE. Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered by hand (including commercially recognized messenger and express mail service) or sent by United States Mail, registered or certified, return receipt requested, postage prepaid, if for Landlord, to the Building office and at the address specified in Section l.B. hereof, or if for Tenant, to the Premises or, if prior to the Commencement Date, at the address specified in Section l.D. hereof, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith. Such address may be changed from time to time by either party by giving notice as provided herein. Notice shall be deemed given when delivered (if delivered by hand) or, whether actually received or not, when postmarked (if sent by mail). If the term “Tenant” as used in this Lease refers to more than one (1) person and/or entity, and notice given as aforesaid to any one of such persons and/or entities shall be deemed to have been duly given to Tenant.

27. LANDLORD’S MORTGAGEE. If the Building and/or Premises are at any time subject to a ground lease, mortgage, deed of trust or other lien, then in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord’s Mortgagee (provided Landlord or Landlord’s Mortgagee shall have advised Tenant of the name and address of Landlord’s Mortgagee) and each Landlord’s Mortgagee shall have the right (but no obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, then Tenant will accept such curative or remedial action (if any) taken by Landlord’s Mortgagee with the same effect as if such action had been taken by Landlord.

28. BROKERAGE. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Broker specified in Section 1.P. hereof, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this Section 28 shall survive the termination of this Lease.

29. PREPAID RENTAL: SECURITY DEPOSIT. Landlord hereby acknowledges receipt from Tenant of the sum stated in Section 1.K. hereof to be applied to the first accruing monthly installments of rental. Landlord further acknowledges receipt from Tenant of a Security Deposit in the amount stated in Section l.L. hereof to be held by Landlord as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. The Security Deposit shall be held by Landlord without liability to Tenant for interest, and Landlord may commingle such deposit with any other funds held by Landlord. If Tenant should be late in the making of any payment of rental or other sum due under this Lease, Tenant agrees that, upon request of Landlord, Tenant will increase forthwith the amount of the Security Deposit to a sum double the existing amount thereof. Upon the occurrence of any Event of Default, Landlord may, from time to time, without prejudice to any other remedy, use such fund to the extent necessary to make good any arrears of rental and any other damage, injury, expense or liability caused to Landlord by such Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to the amount thereof immediately prior to such application. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon termination of this Lease; provided, however, Landlord shall have the right to retain and expend such remaining balance for cleaning and repairing the Premises if Tenant shall fail to deliver up the same at the expiration or earlier termination of this Lease in the condition required by the provisions of this Lease. If Landlord transfers Landlord’s interest in the Premises during the Term of this Lease (including any renewal thereof), Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit.

30. HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. “Hazardous Substances” include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws.

31. ERISA AND UBTI RESTRICTIONS. Notwithstanding anything to the contrary contained herein, including, without limitation, Section 24 above, no assignment or subletting by Tenant, nor any other transfer or vesting of Tenant’s interest hereunder (whether by merger, operation of law or otherwise), shall be permitted if:

A.    Landlord, or any person designated by Landlord as having an interest therein, directly or indirectly, controls, is controlled by, or is under common control with (i) the proposed assignee, sublessee or successor-in-interest of Tenant or (ii) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed assignee, sublessee or successor-in-interest of Tenant;

B.     the proposed assignment or sublease (i) provides for a rental or other payment for the leasing, use, occupancy or utilization of all or any portion  of the Premises based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales or (ii) does not provide that such assignee or subtenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of all or any portion of the Premises which provides for a rental or other payment for such use, occupancy or utilization based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales; or

C.     in the reasonable opinion of Landlord and Landlord’s counsel, such proposed assignment, subletting or other transfer or vesting of Tenant’s interest hereunder (whether by merger, operation at law or otherwise) will (i) cause a violation of the Employee Retirement Income Security Act of 1974 by Landlord, or by any person which, directly or indirectly, controls, is controlled by, or is under common control with, Landlord or any person who controls Landlord or (ii) result or may in the future result in Landlord, or any person which, directly or indirectly, has an interest in Landlord, receiving “unrelated business taxable income” (as defined in the Internal Revenue Code).

32.   DISCLAIMER. TENANT ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS LEASE, LANDLORD HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS (AND TENANT HAS NOT RELIED ON) ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTEES, EXPRESS OR IMPLIED, OF ANY KIND OR CHARACTER WHATSOEVER CONCERNING OR WITH RESPECT TO (I) THE VALUE, NATURE, QUALITY OR CONDITION (INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION) OF THE PREMISES; (II) THE SUITABILITY OF THE PREMISES FOR ANY AND ALL ACTIVITIES AND USES WHICH TENANT MAY CONDUCT THEREON; (III) THE COMPLIANCE OF THE PREMISES WITH ANY LAWS; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PREMISES; (V) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO THE PREMISES; (VI) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PREMISES; (VII) THE LAWFULNESS, EITHER NOW OR IN THE FUTURE, OF THE USE OF THE PREMISES FOR THE PERMITTED USE SET FORTH IN SECTION 1.M. OF THE DEFINITIONS AND BASIC PROVISIONS; OR (VIII) ANY OTHER MATTER WITH RESPECT TO THE PREMISES, IT BEING AGREED THAT ALL RISKS INCIDENT TO ALL OF THESE MATTERS ARE TO BE BORNE BY TENANT. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT TENANT HAS INSPECTED THE PREMISES AND TENANT HAS RELIED AND SHALL RELY SOLELY ON ITS OWN INVESTIGATION OF THE PREMISES AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY LANDLORD. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF LANDLORD WITH RESPECT TO THE PREMISES, WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT LANDLORD HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS LEASE, THE LEASING OF THE PREMISES AS PROVIDED FOR HEREIN IS MADE ON AN “AS-IS”, “WHERE-IS” CONDITION AND BASIS WITH ALL FAULTS. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY NATURE IN THE PREMISES, WHETHER PATENT OR LATENT, LANDLORD SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE) OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING THEREFROM. TENANT AND ANYONE CLAIMING BY, THROUGH OR UNDER TENANT HEREBY FULLY AND IRREVOCABLY RELEASE LANDLORD AND THE LANDLORD INDEMNIFIED PARTIES FROM ANY AND ALL DAMAGE TO PROPERTY AND INJURY TO PERSONS AND ALL OTHER CLAIMS THAT IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST THEM ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSIONS OR OTHER CONDITIONS NOW OR HEREAFTER AFFECTING THE PREMISES, INCLUDING, BUT NOT LIMITED TO, ENVIRONMENTAL MATTERS AND HAZARDOUS MATERIALS, EXCEPT TO THE EXTENT THAT LANDLORD HAS, PURSUANT TO THE TERMS OF THIS LEASE, EXPRESSLY ASSUMED AN OBLIGATION WITH RESPECT TO SUCH CONDITIONS. THIS RELEASE INCLUDES CLAIMS OF WHICH TENANT IS PRESENTLY UNAWARE OR WHICH TENANT DOES NOT PRESENTLY SUSPECT TO EXIST IN ITS FAVOR WHICH, IF KNOWN BY TENANT, WOULD MATERIALLY AFFECT TENANT’S RELEASE OF LANDLORD AND THE LANDLORD INDEMNIFIED PARTIES.

33. RESERVED RIGHTS. Without limiting in any way Landlord’s right to promulgate rules and regulations, Landlord shall have the following rights, exercisable upon at least five (5) days’ written notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim for set off or abatement of rent:

A.     To change the Building’s and/or the Complex’s name, design or street address.

B.     To approve, restrict, install, affix, maintain, and remove any and all signs on the exterior and interior of the Building.

C.     To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment and to control all internal lighting that may be visible from the exterior of the Building.

D.     To retain at all times, and to use in appropriate instances, keys to all doors within and to the Premises.

E.     To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Building, all without abatement of rent or affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible.

F.      To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber them.

G.     To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

H.     To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Building, and to require all such items and furniture and similar items to be moved into and out of the Building and the Premises only at such times and in such manner as Landlord shall direct in writing. Movements of Tenant’s property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Building.

I.      To have access for Landlord and other Tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Postal Service.

J.      To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the closing of the Building after normal business hours and on Saturdays, Sundays and holidays; subject, however, to Tenant’s right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

34. MISCELLANEOUS.

A.     Provided Tenant complies with Tenant’s covenants, duties and obligations hereunder, within any notice, grace or cure periods Tenant shall quietly have, hold and enjoy the Premises subject to the terms and provisions of this Lease without hindrance from Landlord or any person or entity claiming by, through or under Landlord.

B.     In any circumstance where Landlord is permitted to enter upon the Premises during the Term of this Lease, whether for the purpose of curing any default of Tenant, repairing damage resulting from fire or other casualty or an eminent domain taking or is otherwise permitted hereunder or by law to go upon the Premises, no such entry shall constitute an eviction or disturbance of Tenant’s use and possession of the Premises or a breach by Landlord of any of Landlord’s obligations hereunder or render Landlord liable for damages for loss of business or otherwise or entitle Tenant to be relieved from any of Tenant’s obligations hereunder or grant Tenant any right of setoff or recoupment or other remedy; and in connection with any such entry incident to performance of repairs, replacements, maintenance or construction, all of the aforesaid provisions shall be applicable notwithstanding that Landlord may elect to take building materials in, to or upon the Premises that may be required or utilized in connection with such entry by Landlord.

C.     Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative, and no remedy of Landlord, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other. Except as may be otherwise herein expressly provided, in all circumstances under this Lease where prior consent or permission of one (l) party (“first party”) is required before the other party (“second party”) is authorized to take any particular type of action, the matter of whether to grant such consent or permission shall be within the sole and exclusive judgment and discretion of the first party; and it shall not constitute any nature of breach by the first party hereunder or any defense to the performance of any covenant, duty or obligation of the second party hereunder that the first party delayed or withheld the granting of such consent or permission, whether or not the delay or withholding of such consent or permission was prudent or reasonable or based on good cause.

D.     In all instances where Tenant is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

E      Except as otherwise set forth in this Lease to the contrary, the obligation of Tenant to pay all rental and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant’s other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or offset against any rental and other sums provided hereunder to be paid Landlord by Tenant. Tenant waives and relinquishes any right to assert, either as a claim or as a defense, that Landlord is bound to perform or is liable for the nonperformance of any implied covenant or implied duty of Landlord not expressly herein set forth.

F.      Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages.

G.     Landlord retains the exclusive right to create any additional improvements to structural and/or mechanical systems, interior and exterior walls and/or glass, which Landlord deems necessary without the prior consent of Tenant.

R.     All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligations of Landlord or Tenant hereunder) are performable exclusively in the county in which the Building is located.

L.     The laws of the State in which the Building is located shall govern the interpretation, validity, performance and enforcement of this Lease.

J.     If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during the Term of this Lease, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby.

K.     IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY

L.      [Reserved]

M.     No receipt of money by Landlord from Tenant after the expiration of the Term of this Lease, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the Premises, shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord’s consent is required.

N.     Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The headings of the Paragraphs of this Lease have been inserted for convenience only and are not to be considered in any way in the construction or interpretation of this Lease.

O.     Tenant agrees that Tenant shall from time-to-time, within ten (10) days of a request by Landlord and/or Landlord’s Mortgagee, execute and deliver to Landlord a statement in recordable form certifying (i) that the Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as so modified), (ii) the dates to which rental and other charges payable under this Lease have been paid, and (iii) that Landlord is not in default hereunder (or, if Landlord is in default, specifying the nature of such default). Tenant further agrees that Tenant shall from time to time upon request by Landlord execute and deliver to Landlord an instrument in recordable form acknowledging Tenant’s receipt of any notice of assignment of this Lease by Landlord.

P.     In no event shall Tenant have the right to create or permit there to be established any lien or encumbrance of any nature against the Premises or the Building for any improvement or improvements by Tenant, and Tenant shall fully pay the cost of any improvement or improvements made or contracted for by Tenant. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done, or materials claimed to have been furnished to Tenant, shall be duly discharged by Tenant within twenty (20) days after the filing of the lien.

Q.     Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

R.     This Lease shall not be recorded by either party without the consent of the other.

S.     Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of the computation of rental, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

T.     Whenever it is provided herein that a monetary sum shall be due to Landlord together with interest at the highest lawful rate, if at such time there shall be no highest rate prescribed by applicable law, interest shall be due at the rate of six percent (6%) in excess of Prime Rate as defined in Section 1.O. hereof.

U.     Tenant warrants that Tenant is, and shall remain throughout the Term of this Lease, authorized to do business and in good standing in the State in which the Building is located. Tenant agrees, upon request by Landlord, to furnish Landlord satisfactory evidence of Tenant’s authority for entering into this Lease.

V.      In case it should be necessary or proper for Landlord to bring any action under this Lease (including specifically, without limitation, for the review of instruments evidencing a proposed assignment, subletting or other transfer by Tenant submitted to Landlord for consent) or the enforcement of any of Landlord’s rights hereunder, Tenant agrees to pay to Landlord reasonable attorneys’ fees as may be awarded by a court of competent jurisdiction.

W.     In the event Tenant requests from Landlord the written consent of Landlord to any proposed action for which this Lease requires such consent, Landlord may require (in addition to the payment of reasonable attorney’s or professional fees) the payment by Tenant of a fee representing the administrative costs incurred by Landlord in processing such request, regardless of whether such consent is granted. Such fee shall be payable by Tenant at the time such request is made by Tenant.

X.     Submission of this Lease for examination does not constitute an offer, right of first refusal, reservation of, or option for, the Premises or any other premises in the Building. This Lease shall become effective only upon execution and delivery by both Landlord and Tenant.

Y.     If Tenant is composed of more than one (I) person or entity, each person and/or entity comprising Tenant shall be jointly and severally liable for the performance of the obligations of Tenant under this Lease, including specifically, without limitation, the payment of rental and all other sums payable hereunder.

Z.     Any charges against Tenant by Landlord for services or for work done on the Premises by order of Tenant, or otherwise accruing under this Lease, shall be considered as rental due and shall be included in any lien for rental.

AA.    Tenant has no right to protest the real estate tax rate assessed against the Project and/or the appraised value of the Project determined by any appraisal review board or other taxing entity with authority to determine tax rates and/or appraised values (each a “Taxing Authority”). Tenant hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by law or otherwise, to (a) file or otherwise protest before any Taxing Authority any such rate or value determination even though Landlord may elect not to file any such protest; (b) receive, or otherwise require Landlord to deliver, a copy of any reappraisal notice received by Landlord from any Taxing Authority; and (c) appeal any order of a Taxing Authority which determines any such protest. The foregoing waiver and release covers and includes any and all rights, remedies and recourse of Tenant, now or at any time hereafter, under Section 41.413 and Section 42.015 of the Texas Tax Code (as currently enacted or hereafter modified) together with any other or further laws, rules or regulations covering the subject matter thereof. Tenant acknowledges and agrees that the foregoing waiver and release was bargained for by Landlord and Landlord would not have agreed to enter into this Lease in the absence of this waiver and release.

BB.    The parties acknowledge that the parties and their counsel have reviewed and revised this Lease and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

CC.    Tenant represents and warrants to Landlord that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

35. ENTIRE AGREEMENT AND BINDING EFFECT. This Lease and any contemporaneous work letter, addenda or exhibits signed by the parties constitute the entire agreement between Landlord and Tenant; no prior written or prior contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties, but this provision shall in no way alter the restriction herein in connection with assignment, subletting and other transfer by Tenant.

36. EXHIBITS AND ADDENDA. Exhibits A through F and any other exhibits, riders and addenda attached hereto are incorporated herein and made a part of this Lease for all purposes.

[Exhibits to Follow]

EXHIBIT A

DIAGRAM OF PREMISES

EXHIBIT B

LEGAL DESCRIPTION OF LAND

Pizza Inn Corporate Addn Blk 1 Lot lr-1

The Colony, Texas

Exhibit B - Page 1

EXHIBIT C

RULES AND REGULATIONS

I.
Except as specifically provided for in this Lease, no sign, placard, picture, advertisement, name or notice will be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or the Premises without the written consent of Landlord first having been obtained.

2.
Any directory of the Building provided by Landlord will be exclusively for the display of the name and location of tenants in the Building, and Landlord reserves the right to exclude any other names therefrom and may limit the number of listings per tenant. Tenant will pay Landlord’s standard charge for Tenant’s listing thereon and for any changes by Tenant.

3.
Tenant will not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. No awnings or other projections will be attached to the outside walls and roof of the Building without prior written consent of Landlord. No curtains, blinds, shades or screens will be attached to or hung in or used in connection with any window or door of the Premises without the prior consent of Landlord.

4.
“Normal Business Hours” for purposes of Landlord’s obligation to provide air conditioning (both heating and cooling) will mean 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday except for the following holidays: New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving and Christmas.

5.
The Premises will not be used for the manufacturing or storage of merchandise except as such storage may be incidental to the use of the Premises for the purposes permitted in this Lease. The Premises will not be used for lodging or sleeping, or for any illegal purposes.

6.
The sidewalks, halls, passages, exits, entrances, elevators and stairways will not be obstructed by any of the tenants or be used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators, stairways, terraces and roof are not for the use of the general public, and Landlord will in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, will be prejudicial to the safety, character, reputation and interest of the Building and its tenants, provided that nothing herein contained will be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant will go upon the roof of the Building.

7.
Except as expressly permitted in writing by Landlord, no additional locks or bolts of any kind will be placed upon any of the doors or windows by Tenant, nor will any changes be made to existing locks or the mechanisms thereof. Landlord will furnish two (2) keys for each lock it installs on the Premises without charge to Tenant. Landlord will make a reasonable charge for any additional keys requested by Tenant, and Tenant will not duplicate or obtain keys from any other source. Tenant will upon the termination of the Term of this Lease return to Landlord all keys so issued. The Tenant will bear the cost for the replacing or changing of any lock or locks due to any keys issued to Tenant being lost.

8.
The toilets and wash basins and other plumbing fixtures will not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or foreign substances will be thrown therein.

9.
No furniture, freight or equipment of any kind will be brought into the Building without the consent of Landlord, and all moving of the same into or out of the Building will be done at such time and in such manner as Landlord will designate. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators except between such hours and in such elevators that will be designated by Landlord. There will not be used in any space or in the public areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards.

10.
No tenant will make or permit to be used any unseemly or disturbing noises, or disturb or interfere with occupants of this or neighboring buildings or Premises, whether by the use of any musical instrument, radio, phonograph, unusual noise or in any other way. No Tenant will throw anything out of doors or down the passage ways.

11.
Tenant will not use or keep in the Premises or the Building any kerosene, gasoline, or any inflammable, combustible or explosive fluid, chemical or substance or use any method of heating or air conditioning other than those supplied or approved by Landlord.

12.
Tenant will see that the windows and doors of the Premises are closed and securely locked before leaving the Building. No tenant will permit or suffer any windows to be opened in the Premises while the air conditioning is in operation except at the direction of Landlord. Tenant must observe strict care and caution that all water faucets and other apparatus are entirely shut off before Tenant and Tenant’s employees leave the Building. For any default or carelessness, Tenant will make good all injuries sustained by all other tenants or occupants of the Building or Landlord.

13.
Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who will in any manner do any act in violation of any of the rules or regulations of the Building.

14.
The requirements of Tenant will be attended to only upon application at the Building’s office. Employees of the Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

15.	No tenant will disturb, solicit, or canvass any occupant of the Building, nor will Tenant permit or cause others to do so, and Tenant will co-operate to prevent same by others.

16.
No vending machine or machines of any description will be installed, maintained or operated upon the Premises without the written consent of Landlord. Tenant will not permit in the Premises any cooking or the use of apparatus for the preparation of any food or beverages (except where the Landlord has approved the installation of cooking facilities as part of the Tenant’s leasehold improvements), nor the use of any electrical apparatus likely to cause an overload of the electrical circuits.

Exhibit C - Page 1

17.
All persons entering and leaving the Building at any time other than during normal business hours will register in the books kept by Landlord at or near the night entrance or entrances, and Landlord will have the right to prevent any persons entering or leaving the Building unless provided with a key to the premises to which such person seeks entrance, and a pass in a form to be approved by Landlord and provided at Tenant’s expense. Any persons found in the Building at such times without such keys or passes will be subject to the surveillance of the employees and agents of Landlord. Landlord will be under no responsibility for failure to enforce this rule.

18.
Tenant will not use any janitor closets or telephone or electrical closets for anything other than their originally intended purposes. In the event Tenant purchases privately owned communications equipment for which telephone closets were not installed in connection with initial occupancy of Tenant, such equipment will not be installed in existing telephone closets.

19.
Tenant’s right to have heavy furnishings, equipment, and files in the Premises will be limited to items weighing less than the load-bearing limits of floors within the Premises as established by Landlord. Heavy items must be placed in locations approved in advance by Landlord. Upon written demand from Landlord, Tenant will promptly remove from the Premises any items which, in the judgment of Landlord, constitute a structural overload on floors within the Premises. If Landlord approves the presence of a heavy item for which reinforcement of the floor or other precautionary measures are necessary, Tenant will bear the entire cost of such reinforcement or other precautionary measures. If the services of a structural engineer are, in the judgment of Landlord, necessary to determine the location for and/or precautionary measures to be taken in connection with any heavy load, Landlord will engage such engineer, but the fees and expenses of such engineer will be paid by Tenant upon demand.

20.
Tenant will not, without the prior written consent of Landlord, use the name or any photograph, drawing or other likeness of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor will Tenant do or permit anything to be done in connection with Tenant’s business or advertising which, in the reasonable judgment of Landlord, might mislead the public as to any apparent connection or relationship between Landlord, the Building and Tenant.

21.	Tenant, its invitees, and employees shall be allowed to smoke only in those designated smoking areas outside the Building.

Exhibit C - Page 2

EXHIBIT D

PARKING

Unreserved Parking Spaces.

Landlord hereby grants to Tenant and persons designated by Tenant a license to the non-exclusive use of sixty (60) spaces in the parking lot (the “Lot”) adjacent to the Building on a first come, first served basis, at no charge. The spaces in the parking lot are collectively referred to herein as the “Spaces”.

The term of such license(s) will commence on the Commencement Date and will continue until the earlier to occur of the expiration date under the Lease or termination of the Lease or Tenant’s abandonment of the Premises.

Control of Parking.

Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Lot. Landlord reserves the right from time to time to adopt, modify and enforce reasonable rules governing the use of the Lot, including any key-card, sticker or other identification or entrance system, and hours of operation. Landlord may refuse to permit any person who violates such rules to park in the Lot, and any violation of the rules will subject the car to removal from same.

Liability.

The spaces hereunder will be provided on an unreserved “first-come, first-served” basis. Tenant acknowledges that Landlord has or may arrange for the Lot to be operated by an independent contractor, not affiliated with Landlord. In such event, Tenant acknowledges that Landlord will have no liability for claims arising through acts or omissions of such independent contractor. Landlord will have no liability whatsoever for any damage to property or any other items located in the Lot, nor for any personal injuries or death arising out of any use of the Lot, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Lot. Tenant hereby waives on behalf of Tenants insurance carriers all rights of subrogation against Landlord or Landlord’s agents. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, and Tenant and persons designated by Tenant hereunder will not park in any such assigned or reserved spaces. Landlord also reserves the right to close all or any portion of the Lot in order to make repairs or perform maintenance services, or to alter, modify, restripe or renovate the Lot, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond Landlord’s reasonable control. If, for any other reason, Tenant or persons properly designated by Tenant, are denied access to the Lot, and Tenant or such persons will have complied with this Exhibit D, Landlord’s liability will be limited to parking charges (excluding tickets for parking violations) incurred by Tenant or such persons in utilizing alternative parking, which amount Landlord will pay upon presentation of documentation supporting Tenants claims in connection therewith.

Default. Remedies.

If Tenant defaults under this Exhibit D, Landlord will have the right to remove from the Lot any vehicles hereunder which are involved or are owned or driven by parties involved in causing such default, without liability therefor whatsoever. In addition, if Tenant defaults under this Exhibit D, Landlord will have the right to cancel Tenant’s parking spaces (including Reserved Spaces) on ten (10) days’ written notice. If Tenant defaults with respect to the same term or condition under this Exhibit D, more than three (3) times during any twelve (12) month period, the next default of such term or condition, will, at Landlord’s election, constitute an incurable default of the parking arrangements. Such cancellation right will be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under this Lease.

Exhibit D - Page 1

EXHIBIT E

WORK LETTER

TENANT HEREBY ACCEPTS THE PREMISES IN THEIR AS IS, WHERE IS CONDITION, WITH NO OBLIGATION OF LANDLORD TO RENOVATE OR IMPROVE THE PREMISES IN ANY WAY, NOR IS LANDLORD OBLIGATED TO PAY FOR ANY SUCH RENOVATION OR REMODELING. TENANT ACKNOWLEDGES AND AGREES THAT THE PREMISES IS BEING LEASED TO TENANT “AS IS”, ‘WHERE IS”, AND “WITH ALL FAULTS”, WITH TENANT ACCEPTING ALL FAULTS AND DEFECTS, IF ANY, THEREIN; AND LANDLORD MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, INCLUDING, WITHOUT LIMITATION, LANDLORD MAKES NO, AND EXPRESSLY DISCLAIMS ANY, WARRANTY AS TO HABITABILITY, FITNESS OR SUITABILITY OF THE PREMISES FOR A PARTICULAR PURPOSE, PROFITABILITY OR OTHER TENANTS IN THE BUILDING, NOR AS TO THE ABSENCE OF ANY TOXIC OR HAZARDOUS SUBSTANCES. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT TENANT HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PREMISES PRIOR TO EXECUTION OF THIS LEASE.

Tenant Improvement Allowance:
Landlord shall provide Tenant with the above-mentioned Tenant Improvement Allowance (in the amount of $300,000.00) to be applied towards all hard and soft costs associated with work in the Premises. Tenant shall provide drawings to Landlord prior to commencement of work for Landlord’s review, which shall not be unreasonably withheld.

Tenant’s contractors shall perform the work, and Landlord shall reimburse Tenant within twenty (20) days upon receipt of invoices.

Tenant’s access to such allowance shall expire on December 31, 2017.

Restoration:
Upon the expiration of the Term, Tenant shall restore the kitchen and non-office standard portions to standard whitebox condition, unless otherwise noted by Landlord. Such work shall be completed within 60 days of the expiration of the Term.

Server Room:	Tenant shall have 24/7 access to the existing 2nd floor server room.

Exhibit E - Page 1